                                                                   EXHIBIT 10.19

                                                                    July 7, 2004

Smithway Motor Xpress, Inc.
2031 Quail Avenue
Fort Dodge, Iowa 50501

And

East West Motor Express, Inc.
1170 JB Drive
Black Hawk, South Dakota 57718

RE:   TWELFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Gentlemen:

      SMITHWAY MOTOR XPRESS, INC., an Iowa corporation ("SMITHWAY INC.") and EAST WEST MOTOR EXPRESS, INC., a South Dakota corporation ("EAST WEST") (Smithway Inc. and East West each a "BORROWER" and collectively the "BORROWERS") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LENDER") have entered into that certain Amended and Restated Loan and Security Agreement dated December 28, 2001 (the "SECURITY AGREEMENT"). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an "AMENDMENT" and collectively the "AMENDMENTS") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "AGREEMENT"). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. The Agreement hereby is amended as follows:

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 2

      (a) The definitions of "BUSINESS DAY", "MAXIMUM LOAN LIMIT" and "PRIME RATE LOANS" set forth in Paragraph 1 of the Agreement are deleted in their entirety and the following are substituted in their place:

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or
            (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are permitted or required to close.

            "MAXIMUM LOAN LIMIT" shall mean Twenty Million and No/100 Dollars ($20,000,000.00).

            "PRIME RATE LOANS" shall mean the Loans bearing interest at the Prime Rate plus the Prime Margin, as set forth in Paragraph 4 of the Agreement.

      (b) Paragraph 1 of the Agreement is amended to add the following definitions:

            "INTEREST PERIOD" shall have the meaning specified in Paragraph 4 of the Agreement hereto.

            "LIBOR RATE" shall mean with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate Service page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. " TELERATE SERVICE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits).

            "LIBOR RATE LOANS" shall mean the Loans bearing interest at the LIBOR Rate plus the LIBOR Margin, as set forth in Paragraph 4 of the Agreement.

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 3

            "TAX" shall mean in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required (i) to be paid by Bank and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Bank; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Bank.

      (c) Subparagraph 8(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

            (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "LOCK BOX") designated by, and under the exclusive control of, Bank or another financial institution acceptable to Bank. Borrower shall establish an account (the "LOCK BOX ACCOUNT") in Borrower's name with Bank or such other financial institution acceptable to Bank, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Bank and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. If the Lock Box Account is not established with Bank, the financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Bank, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Bank, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Bank, funds deposited in the Lock Box Account on a daily basis as such

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 4

                  funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Bank, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Bank shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in an interest bearing cash collateral account maintained by Bank until the earlier of (i) the last day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds held in such interest bearing cash collateral account may be disbursed, at Borrower's discretion, to Borrower so long as after giving effect to such disbursement, Borrower's availability under Paragraph 1 of Exhibit A of the Agreement at such time equals or exceeds the outstanding Liabilities at such time. If the Lock Box Account is established with Bank, Borrower agrees to pay all fees, costs and expenses which Bank incurs in connection with opening and maintaining the Lock Box Account and depositing for collection by Bank any check or other item of payment received by Bank on account of the Liabilities. All of such fees, costs and expenses shall constitute Loans hereunder, shall be payable to Bank by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrower to Bank, and, if that endorsement of any such item shall not be made for any reason, Bank is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 5

                  Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

      (d) Subparagraph 8(c) of the Agreement is deleted in its entirety and the following is substituted in its place:

            (c)   For purposes of calculating interest, Bank shall, within two
                  (2) Business Days after receipt by Bank at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Bank shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Bank shall determine in its sole discretion, on the day of receipt, subject to actual collection.

      (e) Paragraph 4(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

            (a) INTEREST RATE: Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest of the Prime Rate plus the Prime Margin set forth below or at the LIBOR Rate plus the LIBOR Margin set forth below, at Borrower's option, based on the following matrix. Initially, the Loans shall bear interest as reflected in Level II of the matrix through December 31, 2004, with the first test upon the submission by Borrower of fiscal year end 2004 audited financial statements (and shall be tested quarterly on a rolling twelve (12) month basis by Bank thereafter) and, if applicable, reset by Bank.

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 6

                                        REVOLVING LOANS            TERM LOANS
                                   --------------------------      ----------
                FUNDED DEBT                            LIBOR          PRIME          LIBOR
LEVEL            TO EBITDA         PRIME MARGIN       MARGIN         MARGIN          MARGIN
-----        ------------------    ------------       -------      ----------       -------
I               >or= 3.5              50 BPS          300 BPS        50 BPS         350 BPS
II           >or= 2.5 AND < 3.5       25 BPS          275 BPS        25 BPS         325 BPS
III          >or= 1.5 AND < 2.5       25 BPS          250 BPS        25 BPS         300 BPS
IV                < 1.5                0 BPS          225 BPS        25 BPS         275 BPS

      "EBITDA" shall mean with respect to any period, Borrower's net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets, other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

      "Funded Debt" shall mean, with respect to any period, all Debt of Borrower for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments.

      "Prime Rate" means the publicly announced prime rate of LaSalle Bank National Association (which is not intended to be LaSalle Bank National Association's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time, said rate of interest to increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate; and

      "Interest Period" shall mean any continuous period of thirty (30), sixty
      (60) or ninety (90) days, as selected from time to time by Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Bank not less than two (2) Business Days prior to the first day of each respective Interest Period; provided that: (i) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (ii) the final Interest Period shall be

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 7

      such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (iii) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month and on the date of any payment hereon by Borrower.

      Upon the occurrence of an Event of Default, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 365-day year.

      (f) Subparagraph 4(b)(iv) of the Agreement is deleted in its entirety and the following is substituted in its place:

            (iv) AMENDMENT FEE: Borrowers shall pay to Lender an amendment fee of One Thousand and No/100 Dollars ($1,000.00), which fee shall be fully earned and payable upon execution of this Amendment.

      (g) The following subparagraph is hereby added to the end of Paragraph 4 of the Agreement:

            4.1   OTHER LIBOR PROVISIONS:

                  (a) Subject to the provisions of this Agreement, Borrower shall have the option (i) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (ii) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (iii) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (iv) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subparagraphs 4.1(b) and 4.1(c) of this Agreement or if an Event of Default has occurred.

                  (b) Bank's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if Bank determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 8

                        Period that (i) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Bank in the London Interbank Eurodollar market in the ordinary course of business, or (ii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in Paragraph 4 of this Agreement shall not represent the effective pricing to Bank for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Bank shall promptly notify Borrower and (x) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (y) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                  (c) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Bank or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Bank, make it unlawful for Bank to make or maintain LIBOR Rate Loans, then Bank shall promptly notify Borrower and (i) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (ii) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

                  (d) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Bank), Borrower agrees to indemnify Bank against any loss (including any loss on redeployment

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 9

                        of the deposits or other funds acquired by Bank to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Bank as a result of such prepayment.

                  (e) If any Regulatory Change (whether or not having the force of law) shall (i) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Bank; (ii) subject Bank or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Bank of principal or interest due from Borrower to Bank hereunder (other than a change in the taxation of the overall net income of Bank); or (c) impose on Bank any other condition regarding the LIBOR Rate Loans or Bank's funding thereof, and Bank shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Bank of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Bank hereunder, then Borrower shall pay to Bank, on demand, such additional amounts as Bank shall, from time to time, determine are sufficient to compensate and indemnify Bank from such increased cost or reduced amount.

                  (f) Bank shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If
                        (1) Bank shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (2) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Bank to reflect all additional costs incurred by Bank in connection with the payment by Bank or the withholding by Borrower of such Tax and Borrower shall provide Bank with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Bank of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
July 7, 2004
Page 10

                        by Bank is subsequently recovered by Bank, Bank shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Bank setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

                  (g) Each request for LIBOR Rate Loans shall be in an amount not less than Two Million and No/100 Dollars ($2,000,000.00), and in integral multiples of, Two Million and No/100 Dollars ($2,000,000.00).

                  (h) Unless otherwise specified by Borrower, all Loans shall be Prime Rate Loans.

                  (i) No more than four (4) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

      2. This Amendment shall not become effective until fully executed by all parties hereto.

      3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By  /s/ PETER WALTHER
                                    ------------------------------------

                                  Title  Vice President
                                       ---------------------------------

ACKNOWLEDGED AND AGREED TO
this 7th day of July, 2004:

SMITHWAY MOTOR XPRESS, INC.

By  /s/ G. LARRY OWENS
  ---------------------------------
    G. LARRY OWENS

TITLE: PRESIDENT, CEO AND CHAIRMAN

Smithway Motor Xpress, Inc.
East West Motor Express, Inc.
November 11, 2004
Page 11

EAST WEST MOTOR EXPRESS, INC.

By  /s/ G. LARRY OWENS
  --------------------------------
    G. LARRY OWENS

TITLE: PRESIDENT, CEO AND CHAIRMAN

Consented and agreed to by the following guarantor(s) of the obligations of SMITHWAY MOTOR XPRESS, INC. and EAST
WEST MOTOR EXPRESS, INC. to LASALLE BANK NATIONAL
ASSOCIATION.

SMSD ACQUISITION CORP.

By  /s/ G. LARRY OWENS
  --------------------------------
    G. LARRY OWENS

TITLE: PRESIDENT, CEO AND CHAIRMAN

DATE: July 7 2004

SMITHWAY MOTOR XPRESS CORP.

By  /s/ G. LARRY OWENS
  --------------------------------
    G. LARRY OWENS

TITLE: PRESIDENT, CEO AND CHAIRMAN

DATE: July 7, 2004